Trust One Payment Services, Inc.
160 Manchester Lane, Suite G
Villa Rica, GA 30180
(770) 947-6000
TRUSTONEPS.COM

Type of Account (Check one):
☐ Direct Account
☐ Agent Bank Account
☐ Bank Referral, new relationship
Name of Bank:____________________ Branch:__________

Control Number

Merchant Application

Business Information

Merchant's DBA Name/Outlet Name:	Merchant's Legal Name:
Physical Street Address (No P.O. Box):	Legal Address:
City, State, Zip:	City, State, Zip:
DBA Phone: Fax:	Corp. Phone: Fax:
Contact Name at this Address: E-mail:	Contact Name at this Address: E-mail:
Customer Service Phone # (Required for MOTO and Internet merchants only):	Website Address (Required for Internet merchants):

Merchant Profile

Type of Ownership: ☐ Sole Proprietor ☐ Partnership ☐ Professional Assoc. ☐ Corporation ☐ Tax Exempt Org. (501C) ☐ LLC ☐ Other:__________

Type or Goods or Services Sold: | SIC Code:

Years in business under current ownership? | Federal Tax ID #

Do you currently accept Visa/MasterCard? ☐ YES ☐ NO

Visa/MasterCard Information

Market Type:
☐ Retail ☐ Supermarket
☐ Restaurant ☐ Emerging Mkt
☐ Lodging ☐ Public Sector
☐ MO/TO ☐ Auto Rental
☐ P - Card ☐ Cash Adv.
☐ E-Commerce ☐ Other

Sales Profile (Must equal 100%)	
Card Swiped	%
Manually Keyed with imprint	%
Mail Order/Telephone/Internet	%
Total =	100%

Does merchant accept transactions before the customer receives product or service? ☐ YES ☐ NO % of sales in this category?______

How long does customer wait before product is received? ____________________ % of cost that is prepayment: ______________

Does merchant offer warranties, dues, subscriptions, memberships or other extended services? ☐ YES ☐ NO Duration of extended service or benefit (in weeks): ______

Annual Visa/MC Sales: $________________ Average Ticket: $________________ Total Visa/MC Sales (multiple locations only):$____________

Member Bank (Acquirer) Information:

HSBC Bank USA, National Association
Merchant Support Group P. O. Box 4563
Buffalo, New York
716-841-6360

For Debit Sponsor Contact:

Concord EFS National Bank
2525 Horizon Lake Drive Suite 120
Memphis, TN 38133
901-371-8000

Important Member Bank Responsibilities

1. A Visa Member is the only entity approved to extend acceptance of Visa products directly to a merchant.
2. A Visa Member must be a principal (signer) to the Merchant Agreement.
3. The Visa Member is responsible for educating Merchants on pertinent Visa Operating Regulations with which Merchants must comply.
4. The Visa Member is responsible for and must provide settlement funds to the Merchant.
5. The Visa Member is responsible for all funds held in reserve that are derived from settlement.

Important Merchant Responsibilities

1. Ensure compliance with cardholder data security and storage requirements
2. Maintain fraud and chargebacks below thresholds.
3. Review and understand the terms of the Merchant Agreement
4. Comply with Visa Operating Regulations.

The responsibilities listed above do not supersede terms of the Merchant Agreement and are provided to ensure the Merchant understands these specific responsibilities

Cardholder Data Storage Compliance

Is Cardholder Data Stored? ☐ Yes ☐ No

If yes, where is Card Data Stored? ☐ Merchant ☐ CAP Only ☐ Both Merchant & CAP ☐ Unknown ☐ GAA Export Only

Name of Primary CAP/VAR? ______________________________

Name of Secondary CAP/VAR? ______________________________

For questions regarding Card Services, contact: Trust One Payment Services, Inc., 160 Manchester Lane, Suite G, Villa Rica, GA 30180 (770) 947-6000

Note: Billing disputes must be forwarded, in writing, to Customer Service within 60 days of the date of the statement and/or notice.

Merchant Initials__________

Credit/Debit Card Services and Fee Schedule*

Plan Type	New	Existing	Existing Merch. No.	Discount Rate	Per Item	Additional Auth. Fees
☐ Visa/MC Check Card Qualified	☐	N/A	N/A	%	$	$
☐ Visa/MC Credit Card Qualified	☐	N/A	N/A	%	$	$
☐ Visa/MC Mid-Qualified	☐	N/A	N/A	%	$	$
☐ Visa/MC Non-Qualified	☐	N/A	N/A	%	$	$
☐ American Express	☐	☐		%	$	$
☐ Discover	☐	☐		%	$	$
☐ Diners Club	☐	☐		%	$	$
☐ JCB	☐	☐		%	$	$
☐ Debit (other than Visa or MC)	☐	☐		%	$	$
☐ EBT	☐	☐		%	$	$

Merchant FNS#______________________ Cash Benefits: ☐ YES ☐ NO Daily Discount: ☐ YES ☐ NO

* The foregoing fees are based upon Merchant's complying with all processing requirements as established by the applicable governing authority of the payment type which qualifies Merchant for the most favorable interchange rates available for such payment type. See the Card Services Terms & Conditions for non-qualifying surcharges.

Other Fees:

$ 95	Non-Refundable Application Fee (one-time fixed fee)	$	Replacement Shipping Fee (per occurrence)	$ 15	Help Desk Fee (monthly)
$ 25	AMEX Application Fee	$	POS Equipment Warranty Fee - Per Piece/Set (monthly)	$	Annual Service Fee
$	Additional Location Fee	Variable	POS Supplies	$	EDC AVS Fee (per occurrence)
$	Virtual Site Survey Fee	$	Non-Global Check Authorization Fee (per occurrence)	$1.25	Voice AVS Fee (per occurrence)
$ 90	Annual Membership Fee	$	Adjustment Fees (paper only - per occurrence)	$0.85	Voice Authorization Fee (per occurrence)
$	Monthly Fee ☐ Membership ☐ Statement	$	Touchtone Capture Set-up Fee (one-time fixed fee)	$	Internet Per Item Fee (per occurrence)
$ 25	Minimum Monthly Discount	$	Global Access @dvantage Set-up Fee	$	Internet Access Fee (monthly)
$	Training Fee - On-Site (one-time fixed fee)	$	Global Access @dvantage Monthly Fee	$	Internet Setup Fee (one-time fixed fee)
$ 25	Chargeback Fees (per occurrence)	$	Retrieval Fee (per occurrence)	$	Batch/ACH Fee (per occurrence)
$15.00	Non-Sufficient Funds (per occurrence)	$	Wireless Services Fee (monthly)	$	Minimum Monthly Debit
$	Installation/Programming Fee (one-time fixed fee)	$	Wireless Activation Fee (one-time fixed fee)	$	Other: ______________
$	Reprogramming Fee (one-time fixed fee)	$	Wireless Transaction Fee (per occurrence)		

American Express

By signing below, I/we represent that the information I/we have provided on the Application is complete and accurate and I/we authorize American Express Travel Related Services Company, Inc. ("American Express") to verify the information on the Application and to receive and exchange information about me, including requesting reports from consumer reporting agencies. If I/We ask American Express whether or not a consumer report was requested, American Express will tell me, and if American Express received a report, American Express will give me the name and address of the agency that furnished it. I/We understand that upon American Express' approval of the business entity indicated above to accept the American Express Card, the Terms and Conditions for American Express @ Card Acceptance ("Terms and Conditions") will be sent to such business entity along with a Welcome Letter. By accepting the American Express card for the purchase of goods and/or services, I/we agree to be bound by the Terms and Conditions.

Merchant's Signature:	Name (printed):	Title:	Date:

Acceptance of Merchant Application and Terms & Conditions / Merchant Authorization

Your Card Services Agreement is between Global Payments Direct, Inc. ("Global Direct"), the Merchant named above, the Member named below ("Member"), and, if applicable, the Debit Sponsor named below. Member is a member of Visa, USA, Inc. ("Visa") and MasterCard International, Inc. ("MasterCard"); Global Direct and Trust One Payment Services, Inc. are registered independent sales organizations of Visa and member service providers of MasterCard.

A copy of the Card Services Terms and Conditions, revision number ________________, has been provided to you. Please sign below to signify that you have received a copy of the Card Services Terms & Conditions and that you agree to all terms and conditions contained therein. If this Merchant Application is accepted for card services, Merchant agrees to comply with the Merchant Application and the Card Services Terms & Conditions as may be modified or amended in the future. If you disagree with any Card Services Terms & Conditions, do not accept service.

IF MERCHANT SUBMITS A TRANSACTION TO GLOBAL DIRECT HEREUNDER, MERCHANT WILL BE DEEMED TO HAVE ACCEPTED THE CARD SERVICES TERMS & CONDITIONS.

By your signature below on behalf of Merchant, you certify that all information provided in this Merchant Application is true and accurate and you authorize Global Direct, and Global Direct on Member's behalf, to initiate debit entries to Merchant's checking account(s) in accordance with the Card Services Terms and Conditions, in addition by your signature below on the behalf of Merchant, you authorize Global Direct and Trust One Payment Services, Inc. to order a consumer credit report on Merchant and you

Merchant's Signature: X	**Name (printed):**	**Title:**	**Date:**
Signing for Global Payments Direct, Inc.: X	**Name (printed):**	**Title:**	**Date:**
Signing for Member: X	**Name (printed):**	**Name of Member (printed):** HSBC Bank USA, NA	**Date:**
Signing for Debit Sponsor: X	**Name (printed):**	**Name of Debit Sponsor:** Concord EFS National Bank	**Date:**

Personal Guaranty

I/We hereby guarantee to Global Direct, Member, and to Debit Sponsor, their successors and assigns, the full, prompt, and complete performance of Merchant and all of Merchant's obligations under the Card Services Agreement, including but not limited to all monetary obligations arising out of Merchant's performance or non-performance under the Card Services Agreement, whether arising before or after termination of the Card Services Agreement. This guaranty shall not be discharged or otherwise affected by any waiver, indulgence, compromise, settlement, extension of credit, or variation of terms of the Card Services Agreement made by or agreed to by Global Direct, Member, Debit Sponsor, and/or Merchant. I/We hereby waive any notice of acceptance of this guaranty, notice of nonpayment or nonperformance of any provision of the Card Services Agreement by Merchant, and all other notices or demands regarding the Card Services Agreement. I/We agree to promptly provide to Global Direct, Member, and/or Debit Sponsor any information requested by any of them from time to time concerning my/our financial condition(s), business history, business relationships, and employment information. I/We have read, understand, and agree to be bound by the Card Services Terms & Conditions provided to Merchant and those terms and conditions contained in this Merchant Application.

Signature of Guarantor (please sign below) X ______, an individual	**Name (printed):** X
Signature of Witness (please sign below) X ______, an individual	**Name (printed):** X

Owner/Officer Information

Name: Title: Date of Birth: Social Security # Home Phone # ( )

Home Address: City: State: Zip Code: Years There: Own / Rent?

Former Address (If less than 1 year at current address) City: State: Zip Code: Years There: Own / Rent?

Name: Title: Date of Birth: Social Security # Home Phone # ( )

Home Address: City: State: Zip Code: Years There: Own / Rent?

Former Address (If less than 1 year at current address) City: State: Zip Code: Years There: Own / Rent?

Bank Information (Attach Voided Check or Bank Letter):

	Routing Number	DDA/Checking Account #	Deposit	Discount	Chargebacks	Equipment	Supplies	Misc. Fees
Bank 1			☐	☐	☐	☐	☐	☐
Bank 2			☐	☐	☐	☐	☐	☐

Merchant Site Survey Report (To be Completed by Sales Representative)

Merchant Location: ☐ Retail Location with Store Front ☐ Office Building ☐ Residence ☐ Other: ____________________

Surrounding Area: ☐ Commercial ☐ Industrial ☐ Residential

Does the amount of inventory and merchandise on shelves and floor appear consistent with the type of business? ☐ YES ☐ NO

If no, explain: ____________________

The Merchant ☐ Owns ☐ Leases the business premises

Further comments by Inspector (must complete): ____________________

I hereby verify that this application has been fully completed by merchant applicant and that I have physically inspected the business premises of the merchant at this address and the information stated above is true and correct to the best of my knowledge and belief.

Verified and inspected by (print name):

Representative Name: X____________________ Representative Signature: X____________________ Date: __________

Sales Rep Name:__________ Sales Rep Code:__________ Sales Rep Phone Number: __________ Sales Rep e-mail Address:__________

Equipment / Terminal Applications

Process method: ☐ EDC ☐ Touchtone ☐ Paper

Platform: ☐ East ☐ Central

Imprinter: ☐ Own ☐ Purchase

Purchase Price per Unit: __________

Purchase Quantity - Standard: __________

Purchase Quantity - Handheld: __________

Total Regular Plates Needed: __________

Total Amex Plates Needed: __________

Total Plastic Cards Needed: __________

Global to schedule download? ☐ YES ☐ NO

Global to train? ☐ YES ☐ NO

☐ Own / Reprogram ☐ Purchase ☐ Lease ☐ Rental

		Individual Pricing		Combination Pricing	
Item	Quantity	Amount	# Payments	Amount	# Payments
Terminal		$		$	
Printer		$		$	
Check Reader		$		$	
PIN Pad		$		$	

Special Instructions: ____________________

Terminal Type: ____________________

Pinpad Type: ____________________

Printer Type: ____________________

Check Reader: ____________________

Terminal Application / PC Software Type: ____________________

CAP/VAR Order:

CAP/VAR Name:____________________

Number of TIDs:__________ Product:__________

Term type:__________ VAR Settlement: ☐ Terminal ☐ Host

Global PC Software: ☐ Own ☐ Purchase

If purchase, price: $__________ # of payments: ______

Rev. 02/06 - TO

CARD SERVICES TERMS & CONDITIONS

1. GENERAL.

The "Card Services Agreement" consists of these Card Services Terms & Conditions and the Merchant Application and is made by and among Merchant, Global Payments Direct, Inc. ("Global Direct"), Member (as defined below), and Debit Sponsor (as identified in the Merchant Application). The provisions in the Card Services Agreement are applicable to Merchant if Merchant has signed the appropriate space in the Acceptance of Terms & Conditions/Merchant Authorization section of the Merchant Application. The bank identified in the Merchant Application ("Member") is a member of Visa USA, Inc. ("Visa") and MasterCard International, Inc. ("MasterCard"). Global Direct is a registered independent sales organization of Visa and a member service provider of MasterCard.

Under the terms of the Card Services Agreement, Merchant will be furnished with the services and products described herein and in the Merchant Application and selected by Merchant therein (collectively and individually, as applicable, the "Services"). During the term of the Card Services Agreement, Global Direct will be the sole and exclusive provider of all card Services to Merchant. Any Merchant accepted by Global Direct for card processing services agrees to be bound by the Card Services Agreement, including the terms of the Merchant Application and these Card Services Terms & Conditions as may be modified or amended in the future. A MERCHANT'S SUBMISSION OF A TRANSACTION TO GLOBAL DIRECT SHALL BE DEEMED TO SIGNIFY MERCHANT'S ACCEPTANCE OF THE CARD SERVICES AGREEMENT, INCLUDING THE TERMS AND CONDITIONS HEREIN.

2. SERVICE DESCRIPTIONS.

Credit Card Processing Services: Global Direct's credit card processing services consist of authorization and electronic draft capture of credit card transactions; outclearing of such transactions to the appropriate card associations and/or issuers (e.g., Visa, MasterCard, Diners); settlement; dispute resolution with cardholders' banks; and transaction-related reporting, statements and products. From time to time under this Card Services Agreement, upon Merchant's request, Global Direct may facilitate the transmission of certain payment card transactions ("Switched Transactions") to the respective card issuers, including but not limited to American Express®, Diners Club® and various fleet, private label and commercial cards. Switched Transactions require Global Direct's prior written approval and are subject to applicable pricing. Global Direct does not purchase the indebtedness associated with Switched Transactions.

EBT Transaction Processing Services: Global Direct offers electronic interfaces to Electronic Benefits Transfer ("EBT") networks for the processing of cash payments or credits to or for the benefit of benefit recipients ("Recipients"). Global Direct will provide settlement and switching services for various Point of Sale transactions initiated through Merchant for the authorization of the issuance of the United States Department of Agriculture, Food and Nutrition Services ("FNS") food stamp benefits ("FS Benefits") and/or government delivered cash assistance benefits ("Cash Benefits," with FS Benefits, "Benefits") to Recipients through the use of a state-issued card ("EBT Card").

Provisions regarding debit card services are set forth in Section 28 below.

With respect to Visa and MasterCard products, Merchant may elect to accept credit cards or debit/prepaid cards or both. Merchant shall so elect on the Merchant Application being completed contemporaneously herewith. Merchant agrees to pay and Merchant's account(s) will be charged pursuant to Section 5 of this Agreement for any additional fees incurred as a result of Merchant's subsequent acceptance of transactions with any Visa or MasterCard product that it has elected not to accept.

3. PROCEDURES.

Merchant will permit holders of valid cards bearing the symbols of the cards authorized to be accepted by Merchant hereunder to charge purchases or leases of goods and services and the debt resulting therefrom shall be purchased hereunder, provided that the transaction complies with the terms of this Card Services Agreement. All indebtedness submitted by Merchant for purchase will be evidenced by an approved sales slip. Merchant will not present for purchase any indebtedness that does not arise out of a transaction between a cardholder and Merchant. Merchant agrees to follow the Card Acceptance Guide which is incorporated into and made part of this Card Services Agreement, and to be bound by the operating regulations and rules of Visa, MasterCard, and any other card association or network organization covered by this Card Services Agreement, as any of the above referenced documents may be modified and amended from time to time. Without limiting the generality of the foregoing, Merchant agrees to comply with and be bound by the rules and regulations of Visa, MasterCard and any other card association or network organization related to cardholder and transaction information security, including without limitation, Payment Card Industry (PCI) Data Security Standards, Visa's Cardholder Information Security Program and MasterCard's Site Data Protection Program. Global Direct may, from time to time, issue written directions (via mail or Internet) regarding procedures to follow and forms to use to carry out this Card Services Agreement. These directions and the terms of the forms are binding as soon as they are issued and shall form part of these Card Services Terms & Conditions. Such operating regulations and rules may be reviewed upon appointment at Global Direct's designated premises.

4. MARKETING.

Merchant shall adequately display the card issuer service marks and promotional materials supplied by Global Direct. Merchant shall cease to use or display such service marks immediately upon notice from Global Direct or upon termination of this Card Services Agreement.

5. PAYMENT AND FEES.

Fees and charges payable by Merchant shall be as set forth in the Merchant Application. Merchant will be paid for indebtedness purchased under this Card Services Agreement by credit to Merchant's account(s). Merchant's account(s) will be credited for the gross amount of the indebtedness deposited less the amount of any credit vouchers deposited. Availability of any such funds shall be subject to the procedures of the applicable financial institution. Chargebacks and adjustments will be charged to Merchant's account(s) on a daily basis. Merchant agrees to pay and Merchant's account(s) will be charged for the discount, fees, and other charges described in this Card Services Agreement. Merchant also agrees to pay and Merchant's account(s) will be debited for all fees, arbitration fees, fines, penalties, etc. charged by the card associations or network organizations on account of Merchant's processing hereunder. If an error occurs, Merchant's account(s) may be debited or credited therefore. Merchant represents and warrants that no one other than Merchant has any claim against such indebtedness except as authorized in writing by Member and Global Direct. Merchant hereby assigns to Member and Global Direct all of its right, title, and interest in and to all indebtedness submitted hereunder and agrees that Member and Global Direct have the sole right to receive payment on any indebtedness purchased hereunder.

6. EQUIPMENT AND SUPPLIES.

Any advertising material; leased equipment including imprinters, authorization terminals, or printers; software; credit card authenticators; unused forms; and Merchant deposit plastic cards provided by Global Direct will not become Merchant's property. Merchant will protect them from loss, theft, damage or any legal encumbrance and will allow Global Direct and its designated representatives reasonable access to Merchant's premises for their repair, removal, modification, installation and relocation. Merchant acknowledges that any equipment provided under this Card Services Agreement is embedded with proprietary technology ("Software"). Merchant shall not obtain title, copyrights or any other proprietary right to any Software. At all time, Global Direct or its suppliers retain all rights to such Software, including but not limited to updates, enhancements and additions. Merchant shall not disclose such Software to any party, convey, copy, license, sublicense, modify, translate, reverse engineer, decompile, disassemble, tamper with, or create any derivative work based on such Software. Merchant's use of such Software shall be limited to that expressly authorized by Global Direct. Global Direct's suppliers are intended third party beneficiaries of this Card Services Agreement to the extent of any terms herein pertaining to such suppliers' ownership rights; such suppliers have the right to rely on and directly enforce such terms against Merchant.

The operating instructions will instruct Merchant in the proper use of the terminals, and Merchant shall use and operate the terminals only in such manner. If Merchant has purchased the maintenance/help desk service hereunder for its terminals, Merchant will promptly notify Global Direct of any equipment malfunction, failure or other incident resulting in the loss of use of the equipment or need for repair or maintenance, whereupon Global Direct will make the necessary arrangements to obtain required maintenance. Merchant is responsible for shipping costs. Merchant shall cooperate with Global Direct in its attempt to diagnose any problem with the terminal. In the event the Merchant's terminal requires additional Software, Merchant is obligated to cooperate and participate in a dial in down line load procedure. With respect to any item of equipment leased to Merchant by Global Direct, Merchant will not be liable for normal wear and tear, provided, however, that Merchant will be liable to Global Direct in the event that any leased item of equipment is lost, destroyed, stolen or rendered inoperative. Merchant will indemnify Global Direct against any loss arising out of damage to or destruction of any item of equipment provided hereunder for any cause whatsoever. Merchant also agrees to hold harmless and indemnify Global Direct for any costs, expenses, and judgments Global Direct may suffer, including reasonable attorney's fees, as a result of Merchant's use of the equipment provided hereunder. Any unused equipment in its original packaging purchased from Global Direct hereunder may be returned to Global Direct at Merchant's expense within 60 days of receipt. Merchant shall receive a refund of any money paid in connection therewith subject to a re-stocking fee of an amount equal to 20 percent of the total purchase price for the returned equipment. No refunds shall be issued for any equipment returned after 60 days.

7. FINANCIAL INFORMATION.

Merchant agrees to furnish Global Direct and Member such financial statements and information concerning Merchant, its owners, principals, partners, proprietors or its affiliates as Global Direct may from time to time request. Global Direct, or its duly authorized representatives, may examine the books and records of Merchant, including records of all indebtedness previously purchased or presented for purchase. Merchant agrees to retain copies of all paper and electronic sales slips and credit slips submitted to Global Direct for a period of two years from submission, or such longer period of time as may be required by the operating rules or regulations of the card associations or network organizations, by law, or by Global Direct as specifically requested in writing in individual cases.

8. CHANGE IN BUSINESS.

Merchant agrees to provide Global Direct and Member 60 days prior written notice of its intent to (a) transfer or sell any substantial part (10% or more) of its total stock, assets and/or to liquidate; or (b) change the basic nature of its business, or (c) convert all or part of the business to mail order sales, telephone order sales, Internet-based sales or to other sales where the card is not present and swiped through Merchant's terminal. Upon the occurrence of any such event, the terms of this Card Services Agreement may be modified to address issues arising therefrom, including but not limited to requirements of applicable card associations or network organizations.

9. TRANSFERABILITY.

This Card Services Agreement is not transferable by Merchant without the written consent of Global Direct and Member. Any attempt by Merchant to assign its rights or to delegate its obligations in violation of this paragraph shall be void. Merchant agrees that the rights and obligations of Global Direct hereunder may be transferred by Global Direct without notice to

Merchant. Merchant agrees that the rights and obligations of Member hereunder may be transferred to any other member without notice to Merchant. Merchant acknowledges that the transferable rights of Global Direct and Member hereunder shall include, but shall not be limited to, the authority and right to debit the Merchant's account(s) as described herein.

10. WARRANTIES AND REPRESENTATIONS.

Merchant warrants and represents to Global Direct and Member: (a) that each sales transaction delivered hereunder will represent a bona fide sale to a cardholder by Merchant for the amount shown on the sales slip as the total sale and constitutes the binding obligation of the cardholder, free from any claim, demand, defense, setoff or other adverse claim whatsoever; (b) that each sales slip or other evidence of indebtedness will accurately describe the goods and services which have been sold and delivered to the cardholder or in accordance with his instructions; (c) that Merchant will comply fully with all federal, state and local laws, rules and regulations applicable to its business; (d) that Merchant will fulfill completely all of its obligations to the cardholder and will resolve any customer dispute or complaint directly with the cardholder; (e) that the signature on the sales slip will be genuine and authorized by cardholder and not forged or unauthorized; (f) that the sales transaction shall have been consummated and the sales slip prepared in full compliance with the provisions of the Card Acceptance Guide and the operating regulations and rules of the applicable card association or network organization, as amended from time to time; (g) that none of the sales transactions submitted hereunder represent sales by telephone, or mail, or Internet, or where the card is not physically present at the Merchant's location and swiped through Merchant's terminal, unless Merchant is specifically authorized in writing by Global Direct to submit such sales slips for purchase, (h) that none of the sales transactions submitted hereunder for purchase represent sales to any principal, partner, proprietor, or owner of Merchant, (i) that, without limiting the generality of the foregoing, each sales transaction submitted hereunder and the handling, retention, and storage of information related thereto, will comply with the rules and regulations of Visa, MasterCard, and any other card association or network organization related to cardholder and transaction information security, including without limitation Payment Card Industry (PCI) Data Security Standards, Visa's Cardholder Information Security Program and MasterCard's Site Data Protection Program, and (j) that all of the information contained in this Card Services Agreement (including the Merchant Application) is true and correct. In the event that any of the foregoing warranties or representations are breached, the affected sales slips or other indebtedness may be refused, or prior acceptance revoked and charged back to the Merchant. Furthermore, if Merchant submits for purchase hereunder a sales transaction that is not the result of a sale of Merchant's goods or services offered to the general public or if Merchant submits any sales transactions for purchase hereunder which represents a sale to any principal, partner, proprietor, or owner of Merchant, such sales transaction may be refused or charged back, and Merchant hereby agrees to pay (and Merchant's account(s) will be debited therefore) an additional fee of $100 for each such transaction.

Merchant must notify Global Direct if Merchant elects to use the terminal service of American Express, Novus, or any other third-party provider. If Merchant elects to use a third-party terminal provider, that provider becomes Merchant's agent for the delivery of card transactions to Global Direct via the applicable card-processing network. Merchant agrees to assume full responsibility and liability for any failure of such agent to comply with the operating regulations and rules of the applicable card association or network organization, including without limitation any violation, which results in a chargeback to the Merchant. Merchant also agrees that the obligation hereunder to reimburse the Merchant for the value of the card transactions captured by an agent is limited to the value of the transactions (less applicable fees) received by the card-processing network from the agent.

NEITHER MEMBER, NOR GLOBAL DIRECT, NOR ANY SUPPLIER MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY TERMINAL, ANY EQUIPMENT FURNISHED IN CONNECTION THEREWITH, OR ANY OF THE SERVICES FURNISHED HEREUNDER.

11. INDEMNITY.

Merchant agrees to satisfy directly with the cardholder any claim or complaint arising in connection with the card sale, regardless of whether such claim or complaint is brought by the cardholder, Global, or another party. Merchant agrees to indemnify and hold Global Direct and Member harmless from and against any and all liabilities, losses, claims, damages, disputes, offsets, claims or counterclaims arising out of or relating to the card sale, including without limitation claims and complaints made by a cardholder or any other person or entity with regard to indebtedness sold by Merchant hereunder or any other Service provided hereunder.

12. LIMITATION OF LIABILITY.

Neither Member nor Global Direct shall be liable for failure to provide the Services if such failure is due to any cause or condition beyond such party's reasonable control. Such causes or conditions shall include, but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, shortages of labor or materials, freight embargoes, unusually severe weather, breakdowns, operational failures, electrical power failures, communication failures, unavoidable delays, the errors or failures of third party systems, or other similar causes beyond such party's control.

The liability of Global Direct and Member for any loss arising out of or relating in any way to this Card Services Agreement, including but not limited to damages arising out of any malfunction of the equipment or the failure of the equipment to operate, the unavailability or malfunction of the Services, personal injury, or property damage, shall, in the aggregate, be limited to actual, direct, and general money damages in an amount not to exceed one (1) month's average charge paid by Merchant hereunder (exclusive of interchange fees, assessments, and any other fees or costs that are imposed by a third party in connection with Merchant's payment processing) for Services during the previous twelve (12) months or such lesser number of months as shall have elapsed subsequent to the effective date of this Card Services Agreement. This shall be the extent of Global Direct's and Member's liability arising out of or relating in any way to this Card Services Agreement, including alleged acts of negligence, breach of contract, or otherwise and regardless of the form in which any legal or equitable action may be brought against Global Direct or Member, whether contract, tort, or otherwise, and the foregoing shall constitute Merchant's exclusive remedy. Under no circumstances shall Global Direct or Member be liable for any lost profits, lost interest, or for special, consequential, punitive or exemplary damages arising out of or relating in any way to this Card Services Agreement, including but not limited to, damages arising out of placement of a Merchant's name on any terminated merchant list for any reason, even if Global Direct or Member has been advised of the possibility of such damages. Under no circumstances shall Global Direct or Member be liable for any settlement amounts pertaining to Switched Transactions; Merchant's recourse therefore shall be to the applicable card issuer.

It is agreed that in no event will Global Direct or Member be liable for any claim, loss, billing error, damage, or expense arising out of or relating in any way to this Card Services Agreement which is not reported in writing to Global Direct by Merchant within 30 days of such failure to perform or, in the event of a billing error, within 60 days of the date of the invoice or applicable statement. Merchant expressly waives any such claim that is not brought within the time periods stated herein.

13. TERM AND TERMINATION.

This Agreement shall remain in full force and effect for an initial term of three (3) years and shall be automatically extended for successive one (1) year periods on the same terms and conditions expressed herein, or as may be amended, unless Merchant gives written notice of termination as to the entire Card Services Agreement or a portion thereof at least 60 days prior to the expiration of the initial term or any extension or renewals thereof. Notwithstanding anything to the contrary set forth herein, in the event Merchant terminates this Card Services Agreement in breach of this Section 13, all monthly fees assessed to Merchant under this Card Services Agreement and due to Global Direct for the remainder of the then existing term of the Card Services Agreement, including all minimum monthly fee commitments, shall be immediately due and payable to Global Direct, and Merchant hereby authorizes Global Direct to accelerate the payment of all such monthly fees and to deduct the total amount from Merchant's account referenced in Section 5, or to otherwise withhold the total amount from amounts due to Merchant from Global Direct, immediately on or after the effective date of termination. If the Merchant's account does not contain sufficient funds for the debit or the amount cannot be withheld by Global Direct from amounts due to Merchant, Merchant shall pay Global Direct the amount due within ten (10) days of the date of Global Direct's invoice for same. The payment of accelerated monthly fees as described here is not a penalty, but rather is hereby agreed by the parties to be a reasonable amount of liquidated damages to compensate Global Direct for its termination expenses and all other damages under the circumstances in which such amounts would be payable. Such amounts shall not be in lieu of but in addition to any payment obligations for Services alrealy provided hereunder (or that Global Direct may continue to provide), which shall be an additional cost, and any and all other damages to which Global Direct may be entitled hereunder.

Notwithstanding the foregoing, Global Direct may terminate this Card Services Agreement or any portion thereof upon written notice to Merchant. Furthermore, Global Direct may terminate this Card Services Agreement at any time without notice upon Merchant's default in performing under any provision of this Card Services Agreement, upon an unauthorized conversion of all or any part of Merchant's activity to mail order, telephone order, Internet order, or to any activity where the card is not physically present and swiped through the Merchant's terminal, upon any failure to follow the Card Acceptance Guide or any operating regulation or rule of a card association or network organization, upon any misrepresentation by Merchant, upon commencement of bankruptcy or insolvency proceedings by or against the Merchant, or in the event Global Direct reasonably deems itself insecure in continuing this Card Services Agreement.

In the event that Global Direct and Member breach the terms and conditions hereof, the Merchant may, at its option, give written notice to Global Direct and Member of its intention to terminate this Card Services Agreement unless such breach is remedied within 30 days of such notice. Failure to remedy such a breach shall make this Card Services Agreement terminable, at the option of the Merchant, at the end of such 30 day period unless notification is withdrawn.

Any Merchant deposit of sales or credit slips that is accepted by Global Direct and Member or by a designated depository after the effective date of termination will be returned to Merchant and will not be credited (or debited) to merchant's account(s). If the deposit has already been posted to Merchant's account(s), said posting will be reversed and the deposit returned to Merchant. Termination of this Card Services Agreement shall not affect Merchant's obligations which have accrued prior to termination or which relate to any indebtedness purchased hereunder prior to termination, including but not limited to chargebacks even if such chargebacks come in after termination. In the event of termination, all equipment leased from Global Direct (but not from any other leasing agent), including but not limited to imprinters, terminals, and printers; all supplies; Card Acceptance Guides; and operating instructions must be returned immediately to Global Direct at Merchant's expense.

14. RETURNED ITEMS/CHARGEBACKS.

If a cardholder disputes any transaction, if a transaction is charged back for any reason by the card issuing institution, or if Global Direct or Member has any reason to believe an indebtedness previously purchased is questionable, not genuine, or is otherwise unacceptable, the amount of such indebtedness may be charged back and deducted from any payment due to Merchant or may be charged against any of Merchant's accounts or the Reserve Account (as defined below). A list of some common reasons for chargebacks is contained in the Card Acceptance Guide provided, however, that such list is not exclusive and does not limit the generality of the foregoing. If any such amount is uncollectible through withholding from any payments due hereunder or through charging Merchant's accounts or the Reserve Account, Merchant shall, upon demand by Global Direct, pay Global Direct the full amount of the chargeback. Merchant understands that obtaining an authorization for any sale shall not constitute a guarantee of payment, and such sales slips can be returned or charged back to Merchant like any other item hereunder.

15. RESERVE ACCOUNT

At any time, Global Direct and Member may, at their option, establish a reserve account to secure the performance of Merchant's obligations under this Card Services Agreement to such party ("Reserve Account"). The Reserve Account may be funded through any or all of the following: (a) Direct payment by Merchant -- At the request of Global Direct and Member, Merchant will deposit funds in the Reserve Account; (b) The proceeds of indebtedness presented for purchase; or (c) The transfer by Global Direct and Member into the Reserve Account of funds withdrawn from any of the accounts referred to in Section 5 or any other accounts, including certificates of deposit, maintained by Merchant or Merchant's guarantor, if any, with any designated

depositary or other financial institution. Merchant and Merchant's guarantor hereby grants Member a security interest in all said accounts and authorizes Global Direct (to the extent authorized by Member) or Member to make such withdrawals at such times and in such amounts as it may deem necessary hereunder. Merchant and Merchant's guarantor hereby instruct said financial institutions to honor any requests made by Global Direct and Member under the terms of this provision. Merchant and Merchant's guarantor will hold harmless the financial institutions and indemnify them for any claims or losses they may suffer as a result of honoring withdrawal requests from Global Direct and Member.

Merchant hereby agrees that Global Direct and Member may deduct from this Reserve Account any amount owed to such party in accordance with this Card Services Agreement. Any funds in the Reserve Account may be held until the expiration of any potentially applicable chargeback rights in respect of purchased indebtedness under the rules and regulations of the card associations or network organizations, which holding period may extend beyond termination of this Card Services Agreement. The Merchant will not receive any interest on funds being held in a Reserve Account. Without limiting the generality of the foregoing, Merchant shall, upon termination of this Card Services Agreement, maintain the sum of at least five percent (5%) of gross sales for the 90 day period prior to termination to be held in a Reserve Account in accordance with the terms of this Card Services Agreement. Global may, at its discretion upon termination of this Agreement, require that the Merchant maintain more than five percent (5%) of gross sales for the 90 day period prior to termination in a Reserve Account.

16. DEFAULT/SECURITY INTEREST

Upon failure by Merchant to meet any of its obligations under this Card Services Agreement (including funding the Reserve Account), any of the accounts referred to in Section 5 or any other accounts belonging to Merchant or Merchant's guarantor held by any designated depository (or by any other financial institution) may be debited without notice to Merchant, and Merchant and Merchant's guarantor gives Member and Global Direct a security interest in all such accounts for these purposes. The scope of the security interest, and Merchant's and Merchant's guarantor's instructions to its financial institutions to accept withdrawal requests from Global Direct and Member, and Merchant's agreement to hold such institutions harmless and to indemnify them are described above in Section 15(c).

Merchant also agrees that, in the event of a default by Merchant, Member has a right of setoff and may apply any of Merchant's balances or any other monies due Merchant from Member towards the payment of amounts due from Merchant under the terms of this Card Services Agreement. The rights stated herein are in addition to any other rights Global Direct and Member may have under applicable law.

17. CHOICE OF LAW/ATTORNEY'S FEES/VENUE

Should it be necessary for Global or Member to defend or enforce any of its rights under this Agreement in any collection or legal action, Merchant agrees to reimburse Global and/or Member, as applicable, for all costs and expenses, including reasonable attorney's fees, as a result of such collection or legal action. Merchant waives trial by jury and the right to interpose any setoffs of any kind with respect to any litigation arising out of or relating to this Card Services Agreement. Global, Member, and Merchant agree that all disputes arising out of or relating to this Card Services Agreement shall be governed by the laws of the State of Georgia, notwithstanding any conflicts of laws rules. Global, Member, and Merchant agree that all actions arising out of or relating to this Card Services Agreement shall be brought in the courts of the State of Georgia sitting in Fulton County and expressly agree to the exclusive jurisdiction of such courts.

18. AMENDMENTS

This Card Services Agreement may be amended only in writing signed by Global Direct, Member, and Merchant, except that (a) the Card Acceptance Guide, fees, charges, and/or discounts may be changed immediately, or (b) Global Direct may mail Merchant either a notice describing amendments to this Card Services Agreement or an entirely new agreement, which amendments or new agreement will be binding upon Merchant if it deposits sales or credit slips after the effective date of such amendment or new agreement set forth in Global Direct's notice.

19. WAIVER

No provision of this Card Services Agreement shall be deemed waived by any party unless such waiver is in writing and signed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power or privilege under this Card Services Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Card Services Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

20. EXCHANGE OF INFORMATION

Merchant authorizes Global Direct to order a credit report on Merchant or any owner, officer, shareholder, partner, proprietor, managing agent or guarantor of Merchant. Merchant hereby authorizes Member or any depository institution to release any financial information concerning Merchant or its accounts to Global Direct. Subsequent credit reports may be ordered in connection with updating, renewing or continuing this Card Services Agreement. Upon the written request of any individual who is the subject of a consumer credit report, Global Direct will provide the name and address of the consumer credit reporting agency furnishing such report, if any. Global Direct may exchange information about Merchant, Merchant's owners, principals, partners, proprietors, officers, shareholders, managing agents and guarantors with Member, other financial institutions and credit card associations, network organizations and any other party. Merchant hereby authorizes Global Direct to disclose information concerning Merchant's activity to any card association, network organizations, or any of their member financial institutions, or any other party without any liability whatsoever to Merchant.

21. PRESS RELEASE.

Upon execution of this Card Services Agreement, Global Direct shall have the right to publish a press release announcing the business relationship between Global Direct and Merchant formed by this Card Services Agreement; provided, however, that Merchant shall be given the opportunity to review the language of such press release prior to its publication, and Global Direct will honor all requests by Merchant to amend such language that Global Direct, in its sole discretion, deems reasonable.

22. GENERAL

If any provision of this Card Services Agreement or portion thereof is held to be unenforceable, such a determination will not affect the remainder of this Card Services Agreement. Paragraph headings are included for convenience only and are not to be used in interpreting this Card Services Agreement.

23. NOTICES

All notices required by this Card Services Agreement shall be in writing and shall be sent by telefax, by overnight carrier, or by regular or certified mail. All notices sent to Global Direct or Member shall be effective upon actual receipt by the Corporate Secretary of Global Payments Direct, Inc., 10 Glenlake Parkway North Tower, Atlanta, Georgia 30328. Any notices sent to Merchant shall be effective upon the earlier of actual receipt or upon sending such notice to the address provided by Merchant in the Merchant Application or to any other e-mail or physical address to which notices, statements and/or other communications are sent to the Merchant hereunder. The parties hereto may change the name and address of the person to whom notices or other documents required under this Card Services Agreement must be sent at any time by giving written notice to the other party.

24. MERGER

This Card Services Agreement, including these Card Services Terms & Conditions and the Merchant Application, constitutes the entire agreement between Merchant, Global Direct, and Member and supersedes all prior memoranda or agreements relating thereto, whether oral or in writing.

25. EFFECTIVE DATE

This Card Services Agreement shall become effective only upon acceptance by Global Direct and Member, or upon delivery of indebtedness at such locations as designated by Global Direct for purchase, whichever event shall first occur.

26. DESIGNATION OF DEPOSITORY.

The financial institution set forth in the Merchant Application is designated by Merchant as a depository institution ("Depository") for its credit card indebtedness. Such financial institution must be a member of an Automated Clearing House Association. Merchant authorizes payment for indebtedness purchased hereunder to be made by paying Depository therefore with instructions to credit Merchant's accounts. Depository, Member, and/or Global Direct may charge any of Merchant's accounts at Depository for any amount due under this Card Services Agreement. Global Direct must approve in writing any proposed changes to the account numbers or to the Depository.

27. FINANCIAL ACCOMMODATION

The acquisition and processing of sales slips hereunder is a financial accommodation and, as such, in the event Merchant becomes a debtor in bankruptcy, this Card Services Agreement cannot be assumed or enforced, and Global Direct and Member shall be excused from performance hereunder.

28. DEBIT / ATM PROCESSING SERVICES: ADDITIONAL TERMS AND CONDITIONS

Debit Sponsor shall act as Merchant's sponsor with respect to the participation of point-of-sale terminals owned, controlled, and/or operated by Merchant (the "Covered Terminals") in each of the following debit card networks ("Networks"): Accel, AFFN, Alaska Option, CU24, Interlink, Maestro, NYCE, Pulse, Shazam, Star, and Tyme, which Networks may be changed from time-to-time by Debit Sponsor or Global Direct without notice. Merchant may also have access to other debit networks that do not require a sponsor. Global Direct will provide Merchant with the ability to access the Networks at the Covered Terminals for the purpose of authorizing debit card transactions from cards issued by the members of the respective Networks. Global Direct will provide connection to such Networks, terminal applications, settlement, and reporting activities.

Merchant will comply with all federal, state, and local laws, rules, regulations, and ordinances ("Applicable Laws") and with all by-laws, regulations, rules, and operating guidelines of the Networks ("Network Rules"). Merchant will execute and deliver any application, participation, or membership agreement or other document necessary to enable Debit Sponsor to act as sponsor for Merchant in each Network, and Merchant shall obtain all consents, approvals, authorizations, or orders of any governmental agency or body required for the execution, delivery, and performance of the Card Services Agreement. Merchant agrees to utilize the debit card Services in accordance with the Card Services Agreement, its exhibits or attachments, and Global Direct's instructions and specifications (including but not limited to the Card Acceptance Guide which is incorporated into and made a part of this Card Services Agreement), and to provide Global Direct with the necessary data in the proper format to enable Global Direct to properly furnish the Services. Copies of the relevant agreements or operating regulations shall be made available to Merchant upon request.

Merchant will provide prompt written notice to Debit Sponsor and Global Direct in the event that Merchant is subject to any of the following:

i) Conviction for a felony offense or any other crime involving moral turpitude;
ii) Restraining order, decree, injunction, or judgment in any proceeding or lawsuit alleging fraud or deceptive practice on the part of Merchant;
iii) Bankruptcy filing or petition;

iv) Federal or state tax lien;

v) Any material adverse change in the assets, operations, or condition, financial or otherwise, of Merchant;

vi) The threat or filing of any litigation against Merchant, the outcome of which reasonably could have a material adverse effect on the continuing operations of Merchant;

vii) Administrative or enforcement proceeding commenced by any state or federal regulatory agency, including any banking or securities agency or entity operating an EBT Network, that reasonably could have a material adverse effect on the continuing operations of Merchant; or

viii) Any disciplinary action taken by any Network against Merchant or any principal of Merchant.

Debit Sponsor or Global Direct may terminate or suspend, at Debit Sponsor's discretion, Debit Sponsor's sponsorship of Merchant in any Network or modify the provision of Services to Merchant:

i) Immediately upon notice to Merchant of the occurrence of any of the conditions set forth in items (i), (ii), (iii), (v), or (viii) in the immediately preceding paragraph or if Debit Sponsor's authority to participate in such Network or act as sponsor of Merchant in such Network is terminated by such Network;

ii) Thirty (30) days after written notice by Debit Sponsor or Global Direct to Merchant of the occurrence of any of the conditions set forth in items (iv), (vi), or (vii) in the immediately preceding paragraph or if Debit Sponsor terminates its membership or participation in such Network;

iii) Immediately upon notice to Merchant in the event any financial statement, representation, warranty, statement or certificate furnished is materially false or misleading; or

iv) Immediately upon notice to Merchant of the occurrence of any other circumstance with respect to this Section that may reasonably be expected to have an adverse effect on Debit Sponsor or Global Direct.

The parties hereto acknowledge and agree that Global Direct shall pay Debit Sponsor any and all fees and charges related to or arising out of Debit Sponsor's sponsorship of Merchant in the Networks; provided, however, that in the event that Global Direct fails to pay such amounts, Debit Sponsor shall be entitled to recover all such amounts directly from Merchant and Merchant agrees to pay all such amounts.

Merchant shall not in any way indicate that Debit Sponsor endorses Merchant's activities, products, or services. Debit Sponsor and Merchant are and shall remain independent contractors of one another, and neither they, nor their respective individual employees, shall have or hold themselves out as having any power to bind the other to any third party. Nothing contained in this Section shall be construed to create or constitute a partnership, joint venture, employer-employee, or agency relationship between Debit Sponsor and Merchant.

Merchant shall indemnify and hold harmless Debit Sponsor and Global Direct, their affiliates (including parents and subsidiaries), and their respective officers, directors, employees, successors and assigns, from and against any and all direct or contingent losses, costs, claims, demands, and causes of action (including, without limitation, the cost of investigating the claim, the cost of litigation, and reasonable attorneys' fees, whether or not legal proceedings are instituted) paid or incurred by or on behalf of Debit Sponsor or Global Direct as a result of Merchant's violation of any of the terms of this Section, Network Rules, or Applicable Laws, or otherwise arising from or related to Debit Sponsor's sponsorship of Merchant in any Network. Debit Sponsor shall in no way be liable for any act or omission of Global Direct under the Card Services Agreement.

In the event that Debit Sponsor's sponsorship of Merchant in any Network is terminated prior to the termination of the Card Services Agreement, Global Direct may assign Debit Sponsor's rights and obligations hereunder to a third party. All provisions in this Section necessary to enforce the rights and obligations of the parties contained in this Section shall survive the termination of Debit Sponsor's debit sponsorship of Merchant under the Card Services Agreement. Debit Sponsor may assign this Agreement to any parent, subsidiary, affiliate, or successor-in-interest.

29. MERCHANT ACCEPTANCE OF EBT TRANSACTIONS: ADDITIONAL TERMS AND CONDITIONS.

Merchant agrees to issue Benefits to Recipients in accordance with the procedures specified herein, and in all documentation and user guides provided to Merchant by Global Direct, as amended from time-to-time (including but not limited to the Card Acceptance Guide which is incorporated into and made a part of this Card Services Agreement); and pursuant to the Quest Operating Rules (the "Rules"), as amended from time-to-time, issued by the National Automated Clearing House Association as approved by the Financial Management Service of the U.S. Treasury Department. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed them in the Rules. Merchant will provide each recipient a receipt of each Benefit issuance. Merchant will be solely responsible for Merchant's issuance of Benefits other than in accordance with authorizations. Merchant agrees to comply with all the requirements, laws, rules and regulations pertaining to the delivery of services to Benefit Recipients and Benefit Recipient confidentiality. If Merchant issues FS Benefits under this Card Services Agreement, Merchant represents and warrants to Global Direct that Merchant is an FNS-authorized "Merchant" (as such term is defined in the Rules) and is not currently suspended or disqualified by FNS. Merchant agrees to secure and maintain at its own expense all necessary licenses, permits, franchises, or other authorities required to lawfully effect the issuance and distribution of Benefits under this Card Services Agreement, including without limitation, any applicable franchise tax certificate and non-governmental contractor's certificate, and covenants that Merchant will not issue Benefits at any time during which Merchant is not in compliance with the requirements of any applicable law. Merchant agrees to hold Global Direct harmless from any costs of compliance or failure to comply with any such obligation by Merchant. Global Direct may terminate or modify the provision of Services to Merchant if any of Global Direct's agreements with government EBT agencies are terminated for any reason or if any party threatens to terminate services to Global Direct due to some action or inaction on the part of Merchant. If any of these Card Services Terms & Conditions are found to conflict with Federal or State law, regulation or policy of the Rules, these Card Services Terms & Conditions are subject to reasonable amendment by Global Direct, the State or its EBT Service Provider to address such conflict upon ninety (90) days written notice to Merchant, provided that Merchant may, upon written notice, terminate the Card Services Agreement upon receipt of notice of such amendment. Nothing contained herein shall preclude the State from commencing appropriate administrative or legal action against Merchant or for making any referral for such action to any appropriate Federal, State, or local agency. Any references to "State" herein shall mean the State in which Merchant issues Benefits pursuant hereto. If Merchant issues Benefits in more than one State pursuant hereto, then the reference shall mean each such State severally, not jointly.

30. NON-QUALIFIED SURCHARGES.

Merchant pricing appears in the Card Services Fee Schedule of the Merchant Application. T&E merchants (airline, car rental, cruise line, fast food, lodging, restaurant, travel agent, transportation) may have separate rates quoted for consumer and commercial (business) transactions. Transactions that do not clear as priced are subject to non-qualified surcharges (NQS) that are billed back to you on your monthly statement. The most predominant market sectors and applicable non-qualified surcharge rates appear below. Most non-qualified surcharges can be avoided by using a product that supports authorization and market data requirements established by the card associations and that are subject to change from time to time. Some non-qualified surcharges occur on specific types of cards (including without limitation Visa Rewards Card, Visa Signature Card, Visa Infinite Card, MasterCard World Card, and "foreign" cards issued outside the United States) and are unavoidable based on the card association requirement to accept all types of credit cards, if the merchant accepts credit cards. **Unless your Card Services Fee Schedule specifically addresses commercial cards (i.e., Business Cards, Corporate Cards, Fleet Cards, GSA Cards, Purchase Cards), you will be billed back for the higher cost of acceptance of commercial cards; this is also unavoidable based on the card association requirement to accept all types of credit cards, if the merchant accepts credit cards, unless you are primarily a business-to-business supplier with corresponding pricing based on acceptance of commercial cards.** The card associations require that information from the original authorization, including a lifecycle identifier, be retained and returned with subsequent authorizations and/or the settled transaction data. The card associations validate this information as part of the clearing and settlement process. If authorization data is not retained and returned at settlement, then the transaction will not clear as priced and will incur NQS. For more information concerning NQS and to view market data, you may wish to check the Global Direct website (www.globalpaymentsinc.com) for best practices information and to license Global Access @dvantage (GA@) for transaction detail review.

NON-QUALIFIED SURCHARGES FOR PREDOMINANT MARKET SECTORS

Retail/Restaurant Electronic Merchant

If you are a Retail Merchant or a Restaurant Merchant with retail-only pricing (no Business Card Rate) and utilize a certified terminal product or electronic system for authorization and settlement through Global Direct, each consumer card transaction you submit which meets all of the following requirements will be priced at the rate quoted. Each transaction not processed as outlined, including without limitation retail commercial card transactions in addition to transactions using Visa Rewards Card, Visa Signature Card, Visa Infinite Card, MasterCard World Card, and all Commercial Cards, will be priced at the Non Qualified rate.

- Obtain a magnetic strip read (card swipe/electronic imprint) at the time of sale.
- Obtain a single electronic authorization and settle for authorized amounts.
- Obtain a cardholder signature.
- Settle and transmit batches same day via your terminal/electronic system.

Restaurant Electronic Merchant

If you are a Restaurant Merchant MCC 5812 or Fast Food Merchant MCC 5814 and utilize a certified terminal product or electronic system for authorization and settlement through Global Direct, each consumer card transaction you submit which meets all of the following requirements will be priced at the rate quoted. Each transaction not processed as outlined, in addition to transactions using Visa Rewards Card, Visa Signature Card, Visa Infinite Card, and MasterCard World Card, will be priced at the Non Qualified rate. Commercial Card transactions that meet these requirements will be subject to the Business Card rate quoted in the Fee Schedule. Commercial Card transactions not processed in accordance with these requirements will be subject to the Non Qualified rate.

- Obtain a magnetic strip read (card swipe/electronic imprint) at the time of sale.
- Obtain a single electronic authorization.
- Obtain a cardholder signature.
- Settle and transmit batches same day via your terminal/electronic system.

Supermarket Electronic Merchant

If you are an approved (certified) supermarket merchant and utilize a terminal or electronic system for authorization and settlement through Global Direct, each transaction you submit which meets all of the following requirements will be priced at the rate(s) quoted for Supermarket Credit Card and Supermarket Check Card. Each transaction not processed as outlined, in addition to transactions using Visa Rewards Card, Visa Signature Card, Visa Infinite Card, and MasterCard World Card and commercial cards, will be priced at the Non Qualified rate.

- Obtain a magnetic strip read (card swipe/electronic imprint) at the time of sale.
- Obtain a single electronic authorization and settle for authorized amounts.

- Obtain a cardholder signature.
- Settle and transmit batches same day via your terminal/electronic system.
- The electronic authorization amount must be equal to the transaction amount on all Visa debit card transactions.

Developing Market Electronic Merchant

If you qualify as a Developing Market Merchant (as defined by Association guidelines from time to time) and utilize a terminal or electronic system for authorization and settlement through Global Direct, each transaction you submit which meets all the following requirements will be priced at the rates quoted. Any other transaction, including commercial card transactions, and non-magnetic stripe read foreign transactions will be priced at the Non Qualified rate. In addition, each Visa transaction not processed as outlined, but transmitted same day or next day via your terminal/electronic system, will be priced at the Non Qualified rate.

- Obtain a single electronic authorization.
- Settle and transmit batches same day via your terminal/electronic system.
- Provide market data as required. See Note.

NOTE: If card is not present and a magnetic stripe read does not occur, then Merchant may be required to comply with "Direct Marketer" market data requirements including AVS request on cardholder billing address at time of authorization. If card is present and cardholder signature is obtained, however the magnetic stripe is damaged, then Merchant may be required to obtain AVS match on cardholder billing address zip code.

Direct Marketer Electronic Merchant

If you are a Direct Mail/Telephone Order Merchant (non-magnetic swipe read transactions), and utilize a certified terminal product or electronic system for authorization and settlement through Global Direct, each transaction you submit which meets all of the following requirements will be priced at the rate quoted. Any other transaction, including all foreign transactions and commercial card transactions in addition to transactions using Visa Rewards Card, Visa Signature Card, Visa Infinite Card, and MasterCard World Card, will be priced at the Non Qualified rate.

- Obtain an electronic authorization and settle for authorized amounts (one reversal permitted on Visa transactions to make authorization amount equal to settle amount).
- Address Verification Request in authorization on cardholder billing address.
- Purchase date (settled date) is ship date.
- Send order number with each transaction.
- Settle and transmit batches same day via your terminal/electronic system.
- Send level 3 data (line item detail, sales tax, customer code) with every eligible commercial card transaction.

NOTE: Card Not Present transactions involving one-time, recurring, or installment bill payment transactions are subject to additional card association requirements which must be complied with to avoid NQS. Electronic commerce transaction requirements are also subject to additional card association requirements which must be complied with to avoid NQS. Please refer to Card Acceptance Guide for additional requirements.

Purchase Card Electronic Merchant

If you are a Purchase Card Merchant (non-magnetic swipe read transactions) and utilize a certified terminal product or electronic system for authorization and settlement through Global Direct, each transaction you submit which meets the following requirements will be priced at the rate quoted. Each Visa transaction not processed as outlined, but transmitted same day or next day via your terminal/electronic system, will be priced at the Mid Qualified rate. Each Visa business and commercial card transaction will be priced at the Mid Qualified rate. Any other transaction that does not meet the following requirements, including without limitation foreign transactions, will be priced at the Non Qualified rate.

- Obtain an electronic authorization and settle for authorized amounts (one reversal permitted on Visa transactions to make authorization amount equal to settled amount).
- Address Verification Request in authorization on cardholder billing address.
- Purchase date (settled date) is ship date.
- Send order number (customer code) with each transaction.
- Send tax amount with every transaction.
- Send Level 3 data (line item detail) with every eligible commercial card transaction.
- Settle and transmit batches same day via your terminal/electronic system.

Lodging/Auto Rental Electronic Merchant

If you are a Lodging or Auto Rental Merchant utilizing a terminal or electronic system for authorization and settlement through Global Direct, each consumer card transaction you submit which meets the following requirements will be priced at the rate quoted. Each transaction not processed as outlined, including without limitation non-magnetic stripe read foreign transactions, and transactions using Visa Rewards Card, Visa Signature Card, Visa Infinite Card, and MasterCard World Card, will be priced at the Non Qualified r. Commercial Card transactions that meet these requirements will be subject to the Mid Qualified rate quoted in the Fee Schedule. Commercial Card transactions not processed in accordance with these requirements will be subject to the Non Qualified rate.

- Obtain a magnetic swipe read (card swipe/electronic imprint) at the time of check-in.
- Obtain additional electronic authorizations or send partial reversals to bring total authorized amount within 15% of settled amount. Authorizations must meet card association requirements.
- Obtain a cardholder signature for final transaction amount.
- Purchase Date is hotel check-out date/auto return date.
- Length of guest stay/rental in initial authorization.
- Hotel Folio/Rental Agreement Number and check-in date/check-out date transmitted with each transaction.
- Additional market data may be required for commercial card transactions to avoid NQS. Lodging merchants who (1) accept credit cards for advance payment; (2) guarantee reservations using a credit card; (3) provide express check-out services to guests; or (4) subject charges to final audit and bill for ancillary/additional charges must comply with additional bank card association requirements for these services in addition to additional authorization and settlement market data requirements to avoid NQS. These transactions may also be subject to the Non Qualified rate. Please see Card Acceptance Guide for requirements and best practices for these transactions.

TouchTone Capture Merchant

Transactions which utilize our TouchTone Capture system for authorizations and settlement, settle beyond 48 hours, or are not transmitted via the TouchTone Capture system, will be priced at the Non Qualified rate.

Paper Deposit Merchant

Non-terminal/electronic paper deposit transactions will be priced at the rate quoted in the Card Services Fee Schedule of the Merchant Application.

Debit Card Merchant

Each debit card transaction will be assessed the network's acquirer fee in addition to the debit card per item fee quoted in the Card Services Fee Schedule of the Merchant Application.

Card Present: / Mag Stripe Failure:

A magnetic stripe read is also referred to as an electronic imprint. If the magnetic stripe is damaged, then other validation means may be required to protect against counterfeit cards. Most products will prompt for cardholder billing zip code and perform an AVS check for a zip code match. Key-entered retail transactions are subject to higher interchange and NQS.

The foregoing information regarding NQS is not comprehensive and is subject to change by the card association. Additional or different rates or fees may apply based on the details of a subject transaction.

All questions regarding Card Services should be referred to Global Payments, Customer Service Center, 10705 Red Run Blvd., Owings Mills, Maryland 21117, or call: 1-800-367-2638.

Note: Billing disputes must be forwarded, in writing, to Customer Service within 60 days of the date of the statement and/or notice.

For Member contact:
HSBC Bank USA, National Association
Merchant Support Group
P.O. Box 4563
Buffalo, NY 14240
716-841-6360

For Debit Sponsor contact:
Concord EFS National Bank
2525 Horizon Lake Drive, Suite 120
Memphis, TN 38133
901-371-8000